Exhibit 10.1
SECURITIES SUBSCRIPTION AGREEMENT
     This Securities Subscription Agreement (this “Agreement”) dated as of July 28, 2008, is by and among Marshall Edwards, Inc., a Delaware corporation (the “Company”) and each purchaser identified on the signature page hereto (each, a “Purchaser” and, collectively, the “Purchasers”).
     WHEREAS, the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company shares of the Company’s common stock, par value $0.00000002 (the “Shares”); and
     WHEREAS, the Company has registered the Shares on a Registration Statement on Form S-3 (Registration No. 333-149807) which was filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 19, 2008 and declared effective by the SEC on April 3, 2008.
     NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Company and each Purchaser hereby agree as follows:
ARTICLE I
PURCHASE AND SALE
     1.1 Closing.
          (a) Upon the terms and subject to the conditions set forth herein, the Company agrees to issue and sell, and each Purchaser agrees to purchase from the Company, the number of Shares set forth next to such Purchaser’s name on Schedule 1.1 hereto on the Closing Date (as herein defined) at a purchase price of $2.17 per Share which was the consolidated closing bid price of the Company’s common stock on July 28, 2008 as quoted by the Nasdaq Stock Market’s Market Intelligence Desk.
          (b) The closing (the “Closing”) of the transactions contemplated by this Agreement shall occur at the offices of Morgan, Lewis & Bockius, LLP, New York, New York, or such other location as the parties shall mutually agree; provided, however, that the parties may agree to close by facsimile with originally executed copies of the Agreement to follow by overnight courier.
          (c) The “Closing Date” means the date that is the third Trading Day (as defined herein) after the date hereof. For purposes of this Agreement, “Trading Day” means a day on which the Company’s common stock is trading on the Nasdaq Global Market.
     1.2 Deliveries.
          (a) On the Closing Date, the Purchasers shall deliver or cause to be delivered to the Company the aggregate purchase price for the Shares set forth on Schedule 1.1 hereto payable by each Purchaser to the Company by wire transfer of immediately available funds to the bank account designated by the Company on Schedule 1.2 hereto.

          (b) On the Closing Date, the Company shall deliver or cause to be delivered to each of the Purchasers a statement of account from Computershare Investor Services, LLC, the Company’s transfer agent (the “Transfer Agent”) confirming that the Shares purchased by each Purchaser pursuant to this Agreement are held in book entry form by the Transfer Agent in the name of each Purchaser.
     1.3 Closing Conditions.
          (a) The obligations of the Company hereunder in connection with the Closing with each Purchaser are subject to the following conditions being met:
               (i) the accuracy in all material respects when made and on the Closing Date (as if made on the Closing Date, except to the extent that a representation or warranty specifically references an earlier date) of the representations and warranties by the respective Purchasers contained herein; and
               (ii) the delivery by the respective Purchaser of payment to the Company for the Shares as set forth in Section 1.2(a) of this Agreement.
          (b) The obligations of the respective Purchaser hereunder in connection with the Closing are subject to the following conditions being met:
               (i) the accuracy in all material respects when made and on the Closing Date (as if made on the Closing Date, except to the extent that a representation or warranty specifically references an earlier date) of the representations and warranties by the Company contained herein; and
               (ii) the delivery by the Company of the items set forth in Section 1.2(b) of this Agreement.
ARTICLE II
REPRESENTATIONS AND WARRANTIES
     2.1 Representations and Warranties by the Company.
          (a) The Company hereby represents and warrants to each of the Purchasers as follows:
               (i) Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as presently proposed to be conducted. The Company is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in a material adverse effect on its business, financial condition or properties (a “Material Adverse Effect”), and, to the Company’s knowledge, no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

               (ii) Authorization. All corporate action on the part of Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of Company hereunder and the authorization, issuance and delivery of the Shares has been taken or will be taken prior to the Closing.
               (iii) Valid Issuance of Shares. The Shares, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly authorized and issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under this Agreement and applicable state and federal securities laws.
               (iv) Legal Proceedings and Orders. There is no action, suit, proceeding or investigation pending or threatened against the Company that questions the validity of this Agreement or the right of the Company to enter into this Agreement or to consummate the transactions contemplated hereby, nor is the Company aware of any basis for any of the forgoing. The Company is neither a party nor subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality that would affect the ability of the Company to enter into this Agreement or to consummate the transactions contemplated hereby.
               (v) Registration Statement. The Registration Statement is effective on the date hereof and the Company has not received notice that the SEC has issued or intends to issue a stop order with respect to the Registration Statement or that the SEC otherwise has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently.
               (vi) No Conflicts. The execution, delivery and performance of this Agreement by the Company, the issuance and sale of the Shares and the consummation by the Company of the transactions contemplated hereby do not and will not (i) violate any provision of the Company’s certificate of incorporation or bylaws, or (ii) breach or result in a default under, result in the creation of any Lien (“Lien” under this Agreement means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction) upon any of the properties or assets of the Company or give to others any right of termination, amendment, acceleration or cancellation of any agreement, credit facility, debt or other instrument to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) violate any law, rule, regulation, order, judgment, injunction, or decree of any court or government authority to which the Company is subject (including federal and state securities laws and regulations, and the rules and regulations of the Nasdaq Global Market (“Trading Market”), or by which any property or asset of the Company is bound or affected; except in the cases of each of clauses (ii) and (iii) such as could not have or reasonably be expected to result in a Material Adverse Effect.
               (vii) SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Securities Act of 1933, as amended (the “Securities Act”) and the Securities Exchange Act of 1934,

as amended (the “Exchange Act”), for the two years preceding the date hereof (or such shorter period as the Company was required by law to file such material). The foregoing materials filed through the date hereof, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports.” As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The historical financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of the filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit statements.
               (viii) Material Changes. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in the SEC Reports, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property (or its securities) to shareholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital shares and (v) the Company has not issued any equity securities or common stock equivalents to any Person (including to any officer, director or Affiliate), except (a) a warrant to purchase shares of the Company’s common stock issued to John O’Connor, for investor services relations rendered by Mr. O’Connor to the Company and (b) pursuant to existing Company share option plans. The Company does not have pending before the SEC any request for confidential treatment of information. “Person” under this Agreement means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind. “Affiliate” under this Agreement means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 144 under the Securities Act. With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser.
               (ix) Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively an “Action”) which adversely affects or challenges the legality, validity or enforceability of any of this Agreement or the Shares. Neither the Company nor any director or officer thereof is or has been subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the SEC involving the Company or any current or former director or officer of the Company. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Exchange Act or the Securities Act.
               (x) Compliance. The Company is not in default under or in violation of, nor has it received notice of a claim that it is in default under or that it is in violation of, (i) its certificate of incorporation, articles of association or by-laws, (ii) any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound, (iii) any court, arbitrator or governmental body, or (iv) any statute, rule or regulation of any jurisdiction or regulatory body in which it is conducting its business, except in the case of (ii), (iii) or (iv) as could not reasonably be expected to have a Material Adverse Effect.
               (xi) Regulatory Permits. The Company possesses all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct its business as described in the SEC Reports, except where the failure to possess such permits could not have or reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and the Company has not received any notice of proceedings related to the revocation or modification of any Material Permit which, if the subject of an unfavorable decision, ruling or finding, could reasonable by expected to results in a Material Adverse Effect.
               (xii) Title to Assets. The Company has good and marketable title to all real and personal property and assets owned by it that are material to the business of the Company, in each case free and clear of all Liens, except for Liens, (i) if any, reflected in the SEC Reports, (ii) as do not materially affect the value of such property, (iii) as do not materially interfere with the use made and proposed to be made of such property by the Company or (iv) for the payment of federal, state or other taxes, the payment of which is neither delinquent nor the subject to penalties. Any real property and facilities held under lease by the Company are held by it under valid, subsisting and enforceable leases with which the Company is in compliance, with such exceptions as are not materially significant in relation to its business taken as a whole.
               (xiii) Patents and Trademarks. The Company has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service markets, trade names, copyrights, licenses, trade secrets or other similar rights necessary or material for use in connection with its business and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). The Company has not received a written notice that the Intellectual Property Rights used by Company violates or infringes upon the rights of any Person. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights of others.

               (xiv) Insurance. The Company is fully insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company is engaged, including but not limited to, directors and officers insurance coverage. To the best knowledge of the Company, such insurance contracts and policies are accurate and complete. The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.
               (xv) Transactions with Affiliates and Employees. Except as set forth in the SEC Reports, none of the Affiliates, employees officers or directors of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any Affiliate, officer, director or employee or, to the knowledge of the Company, any entity in which any Affiliate, officer, director, or employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $60,000 other than (i) for payment of salary or consulting fees for services rendered, (ii) for reimbursement of appropriate expenses incurred on behalf of the Company and (iii) for other employee benefits, including share option agreements under and share option plan of the Company.
               (xvi) Certain Fees. Any brokerage, finder’s fees or commissions that are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transaction contemplated by the this Agreement will be paid solely by the Company. The Company shall pay all transfer agent fees and expenses, escrow fees and stamp taxes levied in connection with the delivery of any Shares.
               (xvii) Investment Company. The Company is not, and immediately after receipt of payment for the Shares, will not be an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
               (xviii) Registration Rights. Except as set for in the SEC Reports, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.
               (xix) Listing and Maintenance Requirements. The Company’s Common Stock is registered pursuant to the Exchange Act and listed on the Trading Market, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or de-listing or suspending from trading the Common Stock on the Trading Market nor has the Company received any notification that the SEC or Trading Market is contemplating terminating such registration or listing, as applicable. The Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is in compliance in all material respects with all such listing and maintenance requirements.

               (xx) Tax Status. Except for matters that would not individually or in the aggregate have or could reasonably be expected to result in a Material Adverse Effect, the Company has filed all necessary federal, state and foreign income and franchise tax returns and have paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a tax deficiency which has been asserted or threatened against the Company.
               (xxi) Foreign Corrupt Practices. Neither the Company nor to the knowledge of the Company, any director, officer, employee, agent or other Person acting on behalf of the Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any Person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.
               (xxii) Manipulation of Price. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company and to facilitate the sale or resale of any of the Shares, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Shares, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, except with respect to compensation payable in connection with the transactions contemplated hereby.
     2.2 Representations and Acknowledgments of the Purchasers.
          (a) Each Purchaser hereby represents and warrants to the Company as follows:
               (i) Organization, Good Standing and Qualification. Each Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite corporate power and authority to carry on its business as now conducted and as presently proposed to be conducted. Each Purchaser is duly qualified to transact business and is in good standing as a foreign entity in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect on its business or properties.
               (ii) Authorization; Enforcement. Each Purchaser has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement. Upon execution and delivery, this Agreement will constitute a valid and binding obligation of each Purchaser enforceable against each Purchaser in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, applicable securities laws or regulations, liquidation or similar laws relating to, or affecting generally, the enforcement of creditor’s rights and remedies or by other equitable principles of general application from time to time in effect.

               (iii) Legal Proceedings and Orders. There is no action, suit, proceeding or investigation pending or threatened against either Purchaser that questions the validity of this Agreement or the right of the Company to enter into this Agreement or to consummate the transactions contemplated hereby, nor is either Purchaser aware of any basis for any of the forgoing. Each Purchaser is neither a party nor subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality that would affect the ability of the Purchaser to enter into this Agreement or to consummate the transactions contemplated hereby.
               (ii) Residency. Each Purchaser has its principal executive office in the jurisdiction set forth immediately below such Purchaser’s name on the signature page hereto.
ARTICLE III
INDEMNIFICATION
     3.1 Indemnification of Purchasers. The Company will indemnify and hold the Purchasers and their directors, officers, shareholders, members, partners, employees and agents (each a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and reasonable attorney’s fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of, or relating to, any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement (unless such action is based upon a breach of such Purchaser’s representations, warranties or other covenants under this Agreement or any violation by the Purchaser of state or federal securities laws or any conduct by such Purchaser which constitutes fraud, gross negligence, willful misconduct or malfeasance).
ARTICLE IV
MISCELLANEOUS
     4.1 Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally against written receipt or by facsimile transmission or mailed (by registered or certified mail, return receipt requested) or by reputable overnight courier, fee prepaid to the parties at the following addresses or facsimile numbers:
If to the Company:
Marshall Edwards, Inc.
140 Wicks Road
North Ryde NSW 2113
Australia
Facsimile: + 61 2 9878 8474
Attn: David. R. Seaton

with copies to:
Morgan, Lewis & Bockius LLP
101 Park Avenue
New York, New York 10178-0060
Facsimile: (212) 309-6001
Attention: Steven A. Navarro, Esq.
If to the Purchasers at: The addresses and facsimile numbers set forth on Schedule 1.1 and in the case of OppenheimerFunds, Inc, with an additional copy to:
General Counsel
OppenheimerFunds, Inc.
Two World Financial Center
225 Liberty Street, 16th Floor
New York, NY 10281
All such notices, requests and other communications will (w) if delivered personally to the address as provided in this Section 4.1 be deemed given upon delivery, (x) if delivered by facsimile transmission to the facsimile number as provided in this Section 4.1 be deemed given upon receipt, (y) if delivered by mail in the manner described above to the address as provided in this Section 4.1, be deemed given upon receipt and (z) if delivered by reputable overnight courier to the address as provided in this Section 4.1, be deemed given upon receipt. Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.
     4.2 Binding Effect. This Agreement shall be binding upon the heirs, legal representatives and successors of the Company and each Purchaser; provided, however, that each Purchaser may not assign any rights or obligations under this Agreement.
     4.3 Governing Law. All questions concerning the construction, validity and interpretation of this Agreement will be governed by and construed in accordance with the domestic laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.
     4.4 Invalid Provisions. In the event that any provision of this Agreement is found to be invalid or otherwise unenforceable by a court or other tribunal of competent jurisdiction, such invalidity or unenforceability shall not be construed as rendering any other provision contained herein invalid or unenforceable, and all such other provisions shall be given full force and effect to the same extent as though the invalid and unenforceable provision was not contained herein.
     4.5 Counterparts. This Agreement may be executed in any number of identical counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     4.6 Amendments. This Agreement or any provision hereof may be changed, waived, or terminated only by a statement in writing signed by the party against whom such change, waiver or termination is sought to be enforced.
     4.7 Entire Agreement. This Agreement constitutes the entire agreement of the parties pertaining to the Shares and supersedes all prior and contemporaneous agreements, representations, and understandings of the parties with respect thereto.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the 28th day of July, 2008

COMPANY: MARSHALL EDWARDS, INC.

By:	/s/ David R. Seaton
Name:	David. R. Seaton
Title:	Chief Financial Officer & Secretary

PURCHASERS: NOVOGEN LIMITED
By:	/s/ Christopher Naughton
Name:	Christopher Naughton
Title:	Managing Director

Address : 140 Wicks Road
North Ryde, NSW 2113
Fax No. + 61 2 9878-0055
Tax Identification No. N/A

ON BEHALF OF
OPPENHEIMERFUNDS, INC. AS
ADVISER TO EACH OF THE PARTIES
SEVERALLY AND NOT JOINTLY
LISTED ON PART B OF SCHEDULE 1.1

By:	/s/ George Evans
Name:	George Evans
Title:	Senior Vice President

Address: Two World Financial Center 225 Liberty Street, 11th Floor New York, NY 10281 Fax No. (212) 323-4070

Schedule 1.1
Purchasers and Subscription Amounts
Part A

Purchaser	Shares	Aggregate Purchase Price
Novogen Limited	2,908,295	$6,311,000
Part B

Purchaser	Shares	Aggregate Purchase Price	Tax Identification No.
Oppenheimer International Growth Fund	1,042,600	$2,262,442	13-3867060
Mass Mutual International Equity Fund	380,100	$824,817	84-0885458
Oppenheimer International Growth Fund/VA	167,500	$363,475	06-1342574
AZL Oppenheimer International Growth Fund	83,800	$181,846	31-1797028
OFITC International Growth Fund	17,000	$36,890	13-4128140
OFI International Equity Fund	9,000	$19,530	02-0568055

Schedule 1.2
Wire Instructions for Company

Primary Bank:	JPMorgan Chase Bank
Swift#:	CHASUS33
ABA#	021000021
Account Name:	Marshall Edwards, Inc.
Account Number:	821-5010735-65